Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements (Form S-3D No. 333-20683 and Form S-8: Nos. 333-36693 and 333-174372) of Capital City Bank Group, Inc. of our reports dated March 6, 2013 with respect to the consolidated financial statements of Capital City Bank Group, Inc. and the effectiveness of internal control over financial reporting of Capital City Bank Group, Inc., included in this Annual Report (Form 10-K) of Capital City Bank Group, Inc. for the year ended December 31, 2012.

       /s/ Ernst & Young LLP

Tampa, Florida

March 6, 2013

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